As filed with the Securities and Exchange Commission on October 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTERN REFINING LOGISTICS, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4610	46-3205923
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

123 W. Mills Avenue

El Paso, Texas 79901

(915) 534-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lowry Barfield

Senior Vice President – Legal, General Counsel and Secretary

123 W. Mills Avenue

El Paso, Texas 79901

(915) 534-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman Alan Beck	Joshua Davidson M. Breen Haire
Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Tel: (713) 758-2222 Fax: (713) 758-2346	Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-190135

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Common Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common units representing limited partner interests	15,812,500	$22.00	$347,875,000	$45,250

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Based upon the public offering price.
(3)	The Registrant has previously paid $39,215 for the registration of $287,500,000 of proposed maximum aggregate offering price in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-190135) filed on July 25, 2013 and $1,961 for the registration of an additional $301,875,000 of proposed maximum aggregate offering price in connection with the filing of Amendment No. 4 to such Registration Statement on October 2, 2013.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Western Refining Logistics, LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-190135), initially filed by Western Refining Logistics, LP with the Securities and Exchange Commission on July 25, 2013, as amended by Amendment No. 1 thereto filed on September 4, 2013, Amendment No. 2 thereto filed on September 27, 2013, Amendment No. 3 thereto filed on September 30, 2013, Amendment No. 4 thereto filed on October 2, 2013 and Amendment No. 5 thereto filed on October 2, 2013, and which was declared effective on October 9, 2013, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Part II

Information not required in the Prospectus

ITEM 16.	EXHIBITS.

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-190135), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	—	Consent of Deloitte & Touche LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-190135) initially filed with the Securities and Exchange Commission on July 25, 2013 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on October 9, 2013.

Western Refining Logistics, LP

By:	Western Refining Logistics GP, LLC,
its general partner

By:	/S/ LOWRY BARFIELD
Name:	Lowry Barfield
Title:	Senior Vice President – Legal, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

	Signature	Title	Date

	*	Chief Executive Officer, President, and Director	October 9, 2013
	Jeff A. Stevens	(Principal Executive Officer)

	*	Director	October 9, 2013
Paul L. Foster

	*	Director	October 9, 2013
Scott D. Weaver

	*	Chief Financial Officer	October 9, 2013
	Gary R. Dalke	(Principal Financial Officer)

	*	Chief Financial Officer	October 9, 2013
	William R. Jewell	(Principal Financial Officer)

By:	/s/ Lowry Barfield
Lowry Barfield, Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	—	Consent of Deloitte & Touche LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-190135) initially filed with the Securities and Exchange Commission on July 25, 2013 and incorporated by reference herein)